Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints O. Joe Caldarelli and Joel A. Littman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to each of them to act without the other and with full power of substitution and re-substitution, to sign, individually, in the name and on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-K of CPI International, Inc. for the fiscal year ended September 29, 2006 and any and all amendments thereto, which amendments may make such changes in such Form 10-K as any such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ O. JOE CALDARELLI	Chief Executive Officer and Director	December 7, 2006
O. Joe Caldarelli	(Principal Executive Officer)
/s/ JOEL A. LITTMAN	Chief Financial Officer, Treasurer and	December 7, 2006
Joel A. Littman	Secretary
(Principal Financial and Accounting Officer)
/s/ MICHAEL TARGOFF	Chairman of the Board of Directors	December 7, 2006
Michael Targoff
/s/ MICHAEL F. FINLEY	Director	December 7, 2006
Michael F. Finley
/s/ JEFFREY P. HUGHES	Director	December 7, 2006
Jeffrey P. Hughes
/s/ WILLIAM P. RUTLEDGE	Director	December 7, 2006
William P. Rutledge
/s/ CHRIS TOFFALES	Director	December 7, 2006
Chris Toffales